UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-33267 (Commission File Number)	43-1723043 (I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On July 24, 2006, Odyssey HealthCare, Inc. (“Odyssey”) issued a press release, which is attached as Exhibit 99.1 and incorporated herein by reference, announcing, among other things, the sale of Odyssey’s unprofitable Salt Lake City, Utah hospice facility. While the sale is anticipated to have a positive effect on earnings going forward, it will result in a charge of approximately $7.4 million, net of income tax, in the second quarter of 2006, approximately $7.3 million of which will be a non-cash write-off of intangible assets. Odyssey also announced that it is in the process of finalizing the second quarter of 2006 financial results and, although subject to internal review and potential revisions, estimates that earnings per diluted share from continuing operations will be $0.19 to $0.20 for the second quarter of 2006. Odyssey estimates that the net loss per diluted share, inclusive of the charge related to discontinued operations, will be $0.02 to $0.03 for the second quarter of 2006.
Limitation on Incorporation by Reference
     In accordance with general instruction B.2 of Form 8-K, the information in this report, including the exhibit hereto, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits.
     (d)     Exhibits.
               99.1     Press release dated July 24, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.
Date: July 24, 2006	By:	/s/ Douglas B. Cannon
Douglas B. Cannon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 24, 2006.